UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston,	Texas	77056
(Address of principal executive offices)				(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure
2022 Goldman Sachs Energy Services Symposium

On March 9, 2022, Girish K. Saligram, President and Chief Executive Officer of Weatherford International plc (“Weatherford,” the “Company,” “we,” “us” and “our”) participated in a virtual panel discussion at the 2022 Goldman Sachs Energy Services Symposium. During the interactive session with Goldman analysts, Mr. Saligram provided, among other items, the following update on our first quarter and full-year outlook:

“Russia represents 5-7% of our historical revenue, at 2021 FX rates. The impact of Russian operations on our first quarter 2022 guidance will largely be limited to the effects of the depreciation of the ruble. The demand outlook for oilfield services in key markets has been further elevated by recent events and underscores the need for significant global investments to ensure the security of energy supply. While global events evolve at a fast pace, at this point, we continue to expect revenue growth and adjusted EBITDA margin expansion for 2022. While inflation continues to be a significant headwind, we expect to offset that and exit the year with adjusted EBITDA margins in line with our original aspirations for the year of at least 50 basis points higher than 2021.”

A replay of Mr. Saligram’s comments will be made available for approximately 30 days on the investor relations section of the Company’s website following the presentation.

The information included in Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1034, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by a specific reference to such filing.

Forward-Looking Statements

This Form 8-K contains projections and forward-looking statements concerning, among other things, the Company’s quarterly and full-year revenues, adjusted EBITDA, forecasts or expectations regarding business outlook, prospects for its operations and expectations regarding future financial results. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are only predictions based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties, including, but not limited to, the price and price volatility of oil and natural gas; the impact on our operations, facilities, employees and our ability to continue to conduct business in Russia, Ukraine and other countries in the region that may be impacted ongoing crisis in Ukraine; the impact of related sanctions being imposed by the United States and other countries; the impact of potential reprisals as a consequence of the crisis in Ukraine and any related sanctions, such as acts of terrorism or cyberterrorism, in the United States or elsewhere; the extent or duration of business interruptions, demand for oil and gas and fluctuations in commodity prices associated with COVID-19 pandemic; general global economic repercussions, including inflationary pressures related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. These risks and uncertainties are more fully described in Weatherford’s reports and registration statements filed with the SEC. Any projections and forward-looking statements speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: March 9, 2022
/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel, and Chief Compliance Officer